Exhibit 8

LDK SOLAR CO., LTD.

List of Subsidiaries (as of November 5, 2014)

Name	Place of incorporation
Anhui LDK New Energy Co., Ltd.	China
Ezhou LDK PV Agriculture Technology Co., Ltd.	China
Hetian PV Technology Co., Ltd.	China
Hohhot LDK New Energy Engineering Co., Ltd.	China
Jiangxi LDK PV Silicon Technology Co., Ltd.	China
Jiangxi LDK Solar Hi-Tech Co., Ltd.	China
Jiangxi LDK Solar Polysilicon Co., Ltd.	China
Jiangxi Xin Wei Power Co., Ltd.	China
LD Thin S.r.l.	Italy
LDK Optronics Technology Co., Ltd.	China
LDK PV Tech (Hong Kong) Co., Limited	Hong Kong
LDK Solar Italia S.r.l.	Italy
LDK Silicon & Chemical Technology Co., Ltd.	Cayman Islands
LDK Silicon Holding Co., Limited	Hong Kong
LDK Solar Canada Inc.	Canada
LDK Solar Europe Holding S.A.	Luxemburg
LDK Solar Germany Holding GmbH	Germany
LDK Solar Hi-Tech (Hong Kong) Co., Limited	Hong Kong
LDK Solar Hi-Tech (Nanchang) Co., Ltd.	China
LDK Solar Hi-Tech (Suzhou) Co., Ltd.	China
LDK Solar Hi-Tech (Xinyu) Co., Ltd.	China
LDK Solar International Company Limited	Hong Kong
LDK Solar Power Technology (Hefei) Co., Ltd.	China
LDK Solar Power Technology (Xinyu) Engineering Co., Ltd.	China
LDK Solar Spain, S.L.	Spain
LDK Solar Systems, Inc.	Delaware, U.S.A.
LDK Solar Tech GmbH	Germany
LDK Solar Tech (Japan) Co., Ltd.	Japan
LDK Solar Tech USA, Inc.	California, U.S.A.
LDK Solar USA, Inc.	California, U.S.A.
LDK Trading Service Germany GmbH	Germany
North Palm Springs Investments, LLC	California, U.S.A.
Shigatse LDK Solar Power Co., Ltd.	China
Solar Power Holding (HongKong) Co., Limited	Hong Kong
Taojiang LDK New Energy and Engineering Co., Ltd.	China
Wuwei LDK New Energy Power Co., Ltd.	China

In the ordinary course of our solar farm project development, we have established, and may continue to establish, from time to time, joint ventures, partnerships or subsidiary companies for the purpose of developing and selling these projects. We intend to sell these projects by disposing of our interests in these joint ventures, partnerships or subsidiary companies to third parties.